CONSULTING AGREEMENT


         THIS AGREEMENT is between James J. Bazata Consulting, Inc., a Florida corporation, hereinafter referred to as "the Consulting Company," and American Bank, hereinafter referred to as "the Bank."

         1.  Retention  of  Consulting  Company.  The Bank  hereby  retains  the
Consulting  Company,   and  the  Consulting  Company  hereby  agrees  to  render
consulting services to the Bank.

         2.       Consulting Company's Services.  The Consulting Company

agrees to provide the Bank with consultation and advice, on request.

         3. Term of Agreement. The term of this Agreement shall run from the date of its execution by the parties until December 31, 2000.

         4.       Consulting Company Fee.  The Consulting Company shall
be paid the following non-refundable retainers for all services rendered by the Consulting Company:
                  a. First Payment. The Consulting Company's first payment shall be $50,000.00. This payment shall be made by the Bank to the Consulting Company within 30 days of execution of this Agreement by the Consulting Company.
                  b. Second  Payment.  The Consulting  Company's  second payment shall be $125,000. This payment shall be paid to the Consulting Company on or before January 10, 1999.
                  c. Third Payment. The Consulting Company's third payment shall be $125,000. This payment shall be paid to the Consulting Company on or before January 10, 2000.
                  d.  Penalty for Late  Payments.  If payment is not made within thirty days as agreed, interest shall be due on the unpaid balance at a rate of eighteen percent (18%) per year. If there is a collection action, the prevailing party in such suit shall be entitled to an award of a reasonable attorney's fee and costs of action.
                  e.  Payments  in  the  Event  of  Death  of  Mr.  Bazata.  The
non-refundable retainer payments shall be made to the Consulting Company notwithstanding the death of Mr. Bazata, as set forth in the preceding schedule.
         5. Arbitration. The parties agree that all disputes concerning alleged breaches of the Consulting Agreement made by the parties shall be decided by arbitration in accordance with the Rules of the American Arbitration Association, and with the assistance of the American Arbitration Association. In such an arbitration, the arbitrator shall be authorized to award any legal or equitable remedies available at law. The prevailing party in an arbitration brought pursuant to this Agreement shall be entitled to an award of a reasonable attorney's fee and costs of action. Any arbitration award may be enforced in court as provided by law.
         6. Execution. There shall be two duplicate originals of this Agreement, one for each party.


FOR THE CONSULTING COMPANY:                 FOR THE BANK:


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James J. Bazata                             Gerald A. Anthony
President                                   President
James J. Bazata Consulting, Inc.            American Bank


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Date                                        Date